                                                                 Exhibit 10.69.1



                                  PARKWAY POINT
                                  -------------




                           COMMERCIAL LEASE AGREEMENT







                       COMMERCE SQUARE ASSOCIATES, L.L.C.
                      A Colorado limited liability company
                              "LANDLORD or LESSOR"




                                       AND



                   I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.,
                   -------------------------------------------
                             a Delaware corporation
                             ----------------------
                               "TENANT or LESSEE"






                            Date: September 24, 1997
                            ------------------------
                          (For reference purposes only)

                                                    TABLE OF CONTENTS


                                                                                                    Page
1.       Basic Lease Terms...........................................................................  1

2.       Rent........................................................................................  2

3.       Occupancy and Use...........................................................................  4

4.       Utilities and Service.......................................................................  6

5.       Repairs and Maintenance.....................................................................  7

6.       Alterations and Improvements................................................................  8

7.       Casualty and Insurance......................................................................  9

8.       Condemnation................................................................................ 12

9.       Assignment or Sublease...................................................................... 13

10.      Liens....................................................................................... 15

11.      Default and Remedies........................................................................ 15

12.      Relocation.................................................................................. 17

13.      Definitions................................................................................. 17

14.      Miscellaneous............................................................................... 18

15.      Amendment and Limitation
          of Warranties.............................................................................. 21

16.      Other Provisions............................................................................ 21

17.      Signatures.................................................................................. 22



       Exhibit A - Rules and Regulations

       Exhibit B - Description of the Leased Premises

       Exhibit C - Work Letter

       Exhibit D - Agreement for Signage

       Exhibit E - Agreement for Parking

       Exhibit F - Commencement of Lease Term and Estoppel Certificate

                           COMMERCIAL LEASE AGREEMENT

                                    ARTICLE 1

                                BASIC LEASE TERMS
                                -----------------


1.0  Basic Lease Terms


     1.01 Parties. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

               COMMERCE SQUARE ASSOCIATES L.L.C. ("Landlord or Lessor") a Colorado limited liability company

               I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC. ("Tenant or Lessee") a Delaware corporation

     1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("Leased Premises" or "Premises"):

              approximately 5,700 square feet
              8250 Park Meadows Drive, Suite 110
              Lone Tree, Colorado 81024

     1.03 Term. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on October 1, 1997 and shall terminate thirty-six (36) months thereafter on September 30, 2000.

     1.04 Base Rent and Security Deposit. Lessee shall pay to Lessor Total Base Rent of One Hundred Thirty-Six Thousand Eight Hundred and 00/100 Dollars ($136,800.00) payable as follows:

     ----------------- --------------------------- ---------------------- --------------------- ---------------------
                                                        BASE RENTAL             MONTHLY
                                                        RATE/RSF/YR            BASE RENT        TOTAL BASE RENT FOR
          PERIOD                 DATES                      NNN                   NNN                PERIOD NNN
     ----------------- --------------------------- ---------------------- --------------------- ---------------------
        12 months        10/1/1997 - 9/30/1998             $8.00               $3,800.00             $45,600.00
     ----------------- --------------------------- ---------------------- --------------------- ---------------------
        12 months        10/1/1998 - 9/30/1999             $8.00               $3,800.00             $45,600.00
     ----------------- --------------------------- ---------------------- --------------------- ---------------------
        12 months        10/1/1999 - 9/30/2000             $8.00               $3,800.00             $45,600.00
     ----------------- --------------------------- ---------------------- --------------------- ---------------------

     Security Deposit is Three Thousand Eight Hundred and 00/100 Dollars ($3,800.00),

1.05     Addresses.


          Lessor's Address:                    Lessee's Address:

Integrated Property Management, Inc.  I.E.S. ELECTRONICS INDUSTRIES U.S.A., INC.
455 Sherman Street, Suite 140         8250 Park Meadows Drive, Suite 110
Denver, Colorado 80203                Lone Tree, Colorado 80124



1.06 Permitted Use. General office and warehouse use for a high tech computer software and hardware design and development company.



                                    ARTICLE 2

                                      RENT
                                      ----


2.0  Rent

     2.01 Base rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of the calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

     2.02 Operating Expenses. Lessee shall also pay as additional rent Lessee's pro rata share of the operating expenses of Lessor for the building and/or project of which the leased premises are a part. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within nine (9) months following the close of each calendar year, Lessor shall provide Lessee and accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in the Lease, during the year in which this Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee's pro rata share of operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of calendar year, the amount of any additional rent payable by Lessee applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Lessee shall have the right, at its own expense and within a reasonable time, to audit Lessor's books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing the additional rent due. The current estimate of Lessee's share of operating expenses is Two and 95/100 Dollars ($2.95) per square foot of the Leased Premises which shall be paid in addition to and along with base rent. Lessee's prorated share of the projects operating expenses shall be 6.31%.

     2.03 Definition of Operating Expenses. The term "operating expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the Leased Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; security; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, utilities, supplies, repairs, replacements or other expenses of maintaining and operating the common parking and plaza areas; the cost, including interest, amortized over its useful life, or the costs (amortized over their useful life) of capital improvements are structural repairs and replacements made in or to the building (including finance costs) in order to conform to any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the building; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system with the Leased Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the building of which the Leased Premises are a part during the term of this Lease; and all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of
          Lessor;  expenses  incurred  in leasing to or  procuring  of  Lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new Lessees; interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of property manager; and depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

     2.04 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the fifth (5th) day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the fifth (5th) day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     2.05 Interest Due. If any amount due from Lessee to Lessor hereunder whether it be rental or other charges, is not paid within five (5) days of when due, Lessee shall pay

          Lessor an amount equal to eighteen percent (18%) per annum of the total amount due Lessor, from the original due date until paid. Interest charges shall be in addition to, and not in substitution of, late charges imposed. Notwithstanding the foregoing, and no more than two (2) times in a given twelve (12) month period under this Lease, (but not more often than a total of four (4) times over the term of the Lease), Landlord will give Tenant written notice that a payment is late and provide Tenant with an opportunity to make such late payment without being considered to be in default of the Lease, and without such payment being subject to a late payment charge or interest, as long as (i) such late payment is received not more than seven (7) days after the date notice is given; and (ii) (except for the payment of rent as previously described in this paragraph), at no time since the Commencement Date has there been more than one (1) event of default on any twelve (12) month period under this Lease.

     2.06 Increase in Insurance Premiums. If any increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the Leased Premises in a manner other than as set forth in section 1.06, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

     2.07 Security Deposit. The security deposit set forth above shall be held by Lessor for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit is so used or applied, Lessee shall upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

     2.08 Holding Over. In the event that Lessee does not vacate the Leased Premises upon the expiration or termination of the Lease, Lessee shall be a tenant-at-will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to two times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the Leased Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.



                                    ARTICLE 3

                                OCCUPANCY AND USE
                                -----------------

3.0  Occupancy and Use

     3.01 Use. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purpose as set forth in section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other Lessee in its normal business operations or Lessor in its management of the building.

          Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building. Lessee warrants to Lessor that the insurance questionnaire (filled out by Lessee, signed and presented to Lessor prior to the executing of this Lease, accurately reflects Lessee's original intended use of the Leased Premises. The insurance questionnaire is made a part of this Lease by reference as though full copied herein. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor's sprinkler credits or imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement of use of storage racks or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase (between fire walls) in Lessor's insurance premiums.

     3.02 Signs. No sign of any type or description shall be erected, placed or painted in or about the Leased Premises or project except those signs submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria established for the Project.

     3.03 Compliance with Laws, Rules, and Regulations. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, stature, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statues, ordinances or governmental rules, regulations and requirements now in force or which may hereafter be in force and with the reasonable requirements of any insurer, underwriter or other similar entity now or hereafter relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. Lessee shall be solely responsible for compliance with the provisions of the Americans with Disabilities Act (the "ADA") as it applies to Lessee's business and the Premises. Lessor shall be solely responsible for compliance with the provisions of the ADA as it applies to the Building. Lessor makes no warranty express of implied that Lessee's intended use of the Premises is suitable or allowable under any applicable governmental code, statue or regulation. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or their agencies or bodies having jurisdiction over use, condition and occupancy of the Leased Premises.

          Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the Leased Premises. All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other Lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

     3.05 Inspection. In the event of an emergency, Lessor or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises at any time. When an emergency situation does not exist, and provided Lessee is not in default of the Lease, Lessor will attempt to provide Lessee with forty-eight (48) hour advance notice before entering the Premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the Leased Premises to prospective purchasers or Lessees, and to alter, improve or repair the Leased Premises or any other portion of the building. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises.

          Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the Leased Premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefore.

                                    ARTICLE 4

                              UTILITIES AND SERVICE


4.0  Utilities and Service

     4.01 Building Services. Lessor shall provide the normal utility service connections to the building. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, and for all electric lights. However, in a multi-occupancy building, Lessor may provide water to the Leased Premises, in which case Lessee agrees to pay to Lessor its pro rata share of the cost of such water. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, and sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. If the Leased Premises are in a multi-occupancy building, Lessee shall pay all surcharges levied due to Lessee's use or sanitary or waste removal services insofar as such surcharges affect Lessor or other Lessees in the building. Lessor shall not be required to pay for any utility services, supplies or up keep in connection with the Leased Premises or building.

     4.02 Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the building.

                                    ARTICLE 5

                             Repairs and Maintenance
                             -----------------------

5.0  Repairs and Maintenance

     5.01 Lessor Repairs. Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain (in a first class manner similar to the level of service provided in comparable properties in the area) only the roof, foundation, parking and common areas, and the structural soundness of the exterior walls (excluding windows, windowglass, plate glass and doors) Lessor's costs of maintaining the items set forth in this section are subject to the additional rent provisions in section 2.02. Lessor shall not be liable to the Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by the Lessor under this Lease.

     5.02 Lessee Repairs. Lesee shall, at its sole cost and expense, maintain, repair and replace all other parts of the Leased Premises in good repair and condition, including, but not limited to heating, ventilating and air conditioning systems ("HVAC Systems") notwithstanding the foregoing, and provided Tenant has properly maintained the same, if any part of the HVAC System serving the Premises needs to be replace, the cost for such replacement part shall be amortized over the part's expected reasonable useful life and Tenant shall be responsible for the pro rata cost of the part according to the remaining term of Tenant's Lease. By way of example, if at the end of the first year of the lease term, (therefore Tenant has two (2) years remaining on the Lease) a rooftop unit needs to be replaced with a new unit that has an expected useful life of ten (10) years, the Tenant would be responsible for two-tenths (2/10) or twenty percent (20%) of the cost. However, Landlord shall not be responsible for the cost of any equipment purchased by Tenant that will have a useful life beyond the remaining term of the Tenant's lease unless Tenant has received the Landlord's prior written consent before the equipment is purchased and installed, dock dumpers, trash pick-up and removal. For Lessees Premises. Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors. If the Leased Premises are in a multi-occupancy building or project, Lessor shall perform, on behalf of Lessee, lawn maintenance, and exterior painting, and common area trash pick-up and removal; Lessee agrees to pay Lessor, as additional rent, Lessee's pro rata share of the cost of such services within ten (10) days from receipt of Lessor's invoice, or Lessor may by monthly invoice direct Lessee to prepay the estimated costs for the current calendar year, and such amount shall be adjusted annually. If Lessee fails to make the repairs of replacements promptly as required herein, Lessor may, at its opinion, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Lessee as additional rent and shall become due and payable to Lessee within ten (10) days from receipt of Lessor's invoice. Costs incurred under this section are the total responsibility of Lessee and do not constitute operating expenses under section 2.02.

     5.03 Request for Repairs. Except for emergency repair, all requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in section 1.05. Lessor shall have ten (10) days after written notice to complete the repair, or if repairs cannot reasonably be completed within ten (10) days, additional time will be allowed provided Landlord diligently pursues a cure through completion.

     5.04 Lessee Damages. Lesee shall not allow any damage to be committed on any portion of the Leased Premised or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the commencement date of this lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.

     5.05 Maintenance Contract. Lessee shall, at its sole cost and expense during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air conditioning systems and equipment within the Leased Premises. The maintenance contractor and contract must be approved by Lessor and must include quarterly servicing, replacement of filters, replacement or adjustment of drive belts, periodic lubrication and oil change and any other services suggested by the equipment manufacturer.


                                    ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS
                          ----------------------------

6.0  Alterations and Improvements

     6.01 Lessor Improvements. If construction to the Leased Premises is to be performed by Lessor prior to or during Lessee's occupancy, Lessor will complete the construction of the improvements to the Leased Premises, in accordance with plans and specification agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference. Lessee shall execute a copy of the plans and specifications and change orders if applicable, setting forth the amount of any costs to be borne by Lessee within seven (7) days of receipt of the plans and specifications. In the event Lessee fails to execute the plans and specifications and change orders with the seven
          (7) day period, Lessor may at its sole option, declare this Lease canceled or notify Lessee that the base rent shall commence on the completion date even though the improvements to be constructed by Lessor may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute an amendment to this Lease.

     6.02 Lessee Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of the Lessor, which consent will not be unreasonably withheld or delayed. However, Landlord will require that any alterations, additions, or improvements be performed by a licensed, properly insured contractor approved by Lessor and all work shall be done in accordance with all applicable governmental rules and regulations. Any alterations, physical additions or improvements to the Leased Premises made by the Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however at the time Lessor consents to the improvements, Lessor may notify Lessee that Lessee must remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and all alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor.

     6.03 Mechanics Lien. Lessee will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the building and nothing in this Lease shall be deemed to constructed in any way as constituting the consent or request of Lessor, express or implied, by interference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services of the furnishing of any materials that would give rise to any mechanic's materialman's or other lien against the Leased Premises. In the vent any such lien is attached to the Leased Premises, then, in addition, any other right or remedy of Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.

                                    ARTICLE 7

                             CASUALTY AND INSURANCE
                             ----------------------



7.0  Casualty and Insurance

     7.01 Substantial Destruction. If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification. Notwithstanding the foregoing there shall be no abatement of rent in the event Tenant is responsible in whole or in part of the casualty or destruction.

     7.02 Partial Destruction. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonable be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantial the same condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenatable in whole or in part following the damage, and the damage or destruction was not caused or contribute to by act or negligence of the Lessee, its agents, employees, invitees, or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event if the Lessor fails to complete the necessary repairs or rebuilding within ninety (90) working days from the date of written notice of termination to Lessor whereupon all rights and obligations under this Lease shall cease to exist.

     7.03 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the building of which the Leased Premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause of origin, including negligence of Lessor or Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies property endorsed, if necessary, to prevent the invalidation of the insurance overages by reason of the mutual waivers.

     7.04 Hold Harmless. Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to any other person, for any injury to person or damage to property on or about the Leased Premises caused by any act or omission Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

          Landlord, its agents and employees shall not be liable, and Tenant hereby waives its right, if any, to claim for any damage or loss as a result of any failure of the Building to comply strictly with ADA as applies to the Building. Tenant hereby agrees to save, hold harmless and defend Landlord from any claims, suits or liabilities made against the Landlord by any of Tenant's existing or prospective clients, employees, agents, servants or invitees as a result of or in connection with any non-compliance of the Building with the ADA. In the event of any failure substantially interferes with the operation of Tenant's business in the Premises, Tenant's sole remedy shall be for termination of this Lease, provided that, Tenant shall have no claim for termination of this Lease, based on the non-compliance with the ADA by the Building unless Tenant (i) promptly gives notice of any such non-compliance and allows Landlord a reasonable time to correct any such non-compliance, and (ii) if any such compliance is not effected within a reasonable time, Tenant gives no less than ninety (90) days prior written notice of the termination date, Tenant actually vacates the Premises on or before such termination date, and Tenant is in compliance with its obligations under this Lease on the date the notice is given and on the termination date.

          In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, as a result of Tenant's default or alleged default of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, omission or negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including by not limited to reasonable attorney's fees incurred in defending or prosecution of the same, as applicable.

     7.05 Tenant's Insurance. Tenant shall, at its own cost, at all times during the term of this Lease and any extensions hereof, procure and maintain special covered causes of loss insurance on Tenant's Property and the contents of the Premises in an amount equal to full replacement cost thereof. Tenant shall also maintain workers' compensation and employers' liability insurance in the minimum statutory amount and including a waiver of subrogation in favor of the Landlord and Landlord's insurer, and commercial general liability insurance on an occurrence basis, including coverage for bodily injury, property damage, personal injury products and completed operations, liability assumed under and insured contract host liquor legal liability and cross liability with the following limits of liability; One Million Dollars ($1,000,000) combined single limit for each occurrence of bodily injury and property damage and personal injury. Two Million Dollars ($2,000,000) aggregate for bodily injury and property damage for products and completed operations. Tenant shall further, at its own cost, at all times during the term of this Lease and any extensions hereof, procure and maintain insurance for automobile liability including coverage for bodily injury and property damage for owned and hired autos with the following limits and liability; One Million Dollars ($1,000,000) combined single limit for each occurrence of bodily injury and property damage. Tenant shall also maintain business interruption insurance in an amount sufficient to reimburse Tenant for direct and indirect loss of earnings attributable to prevention of access to the Building or Premises as a result of such perils, and such other forms and amounts of insurance as Landlord or its mortgage may reasonably require from time to time. All such insurance shall be procured from a reasonable insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's ratings of not less than "A-" and a financial rating of not less than "VI" in the most current available bent's Insurance Reports, and shall be otherwise reasonably satisfactory to Landlord. All such policies except Workers Compensation shall name Landlord and Landlord's property management agent as additional insureds, and shall provide that the same may not be cancelled except upon thirty (30) days prior to the annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that insurance names Landlord and Landlord's designated property management agent as an additional insured, in addition to the other requirements set forth herein. The time limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

          Should Tenant fail to procure such insurance within the time period hereinbefore specified, Landlord may, at its opinion, but Landlord shall have no obligation to do so, procure such insurance and pay the premiums therefore and Tenant agrees to reimburse Landlord for the cost thereof plus interest thereon at the rate of eighteen percent (18%) per annum (but in no event in excess of the maximum rate permitted under law), as Additional rent on the first day of the calendar month following the rendition of the bill or bills therefore and Landlord shall have the same rights and remedies in enforcing the payment of such additional rent as in the case of Tenant's failure to pay the rent herein reserved.

     7.06 Landlord's Insurance. Landlord agrees to carry and maintain the following insurance during the term of his Leas and any extension hereof; general public liability insurance against claims for personal injury, including death and property damage in or about the Premises and the Building or the Building Complex (excluding Tenant's Property), such insurance to be in an amount not less than One Million Dollars ($1,000,000) combined single limit. Landlord shall also carry fire and a casualty insurance covering the Building in an amount not less than eighty percent (80%) of the replacement cost of same. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have reimbursed Landlord located in, or constituting a part of the Building or Building complex. Such insurance hall afford coverage for damages resulting from (a) fire,
          (b) perils covered by extended coverage insurance, and (c) explosion of steam and pressure boilers and similar apparatus located in the Building or the Building Complex. Landlord may carry such other additional insurance coverage, as Landlord or Landlord's mortgage deems appropriate including coverage for loss of rents. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's rating of not less than "A-" and a financial rating of not less than "XI" in the most current available Best's Insurance Reports.

                                    ARTICLE 8

                                  CONDEMNATION
                                  ------------

8.0  Condemnation

     8.01 Substantial Taking. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

     8.02 Partial Taking. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the Leased Premises to the extent necessary to make it reasonable tenantable. The rent payable under this Lease during this unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstance. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.



                                    ARTICLE 9

                             ASSIGNMENT OR SUBLEASE
                             ----------------------


9.0  Assignment or Sublease

     9.01 Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building. So long as an assignee of Lessor is capable of performing and assumes Lessor's rights and obligations hereunder, any such sale, transfer or assignment shall operate to release Lessor from any and all such liabilities under this Lease arising after the date of such sales, assignment or transfer.

     9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, of dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor (which consent shall not be unreasonably withheld or delayed), and in no event shall any assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sub lessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

     9.03 Condition of Agreement. If Lessee desires to assign or sublet all or any part of the Leased Premises, it shall so notify Lessor at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assigner, Lessor shall have the following options: (1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet;
          (2) consent to the propoed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under an such permitted assignment or sublease (or a combination f the rent payable under such assignment of the sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor one half (1/2) of such excess rent and other excess consideration within ten (10) days following receipt thereof by Lessee; or (3) refuse, in its reasonable judgment, to consent to the proposed assignment or sublease which refusal shall be deemed to have been exercised unless Lessor give Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Lessor in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or release of Lessee or any guarantor from the further performance of fits obligation under the lease.

     9.04 Subordination. Lessee accepts this Lease subject and subordinate to any record mortgage or deed o trust lien presently existing or hereafter created upon the building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the building or project. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of nay first mortgage or deed of trust lien on the Leased Premises. Lessee shall be bound to the transferee (sometimes call the "Purchaser") at the opinion of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Pruchase, as its Lessor. Lessee shall have the right to quiet enjoyment.

     9.05 Estoppel Certificates. Lessee agrees to furnish, from time to time, within ten (10) days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if applicable, the following: Lessee is in possession o f the Leased Premises; the Leased premises are acceptable; the Lease is in full force and effect, the lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, hall be deemed to establish conclusively that this Lease is In full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and the Lessor has not received more than one month rent in advance.

                                   ARTICLE 10

                                      LIENS
                                      -----

                              (Deleted in Original)


                                   ARTICLE 11

                              DEFAULT AND REMEDIES
                              --------------------

11.0   Default and Remedies

11.01 Default by Lessee. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of rent of any other payment required pursuant to this Lease;
       (2) Lessee shall abandon any substantial portion of the Leased Premises ;
       (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Lessee, of if repairs cannot reasonably to be completed within ten (10)days, additional tine will be allowed provided Tenant diligently pursues a cure through completion; (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvent law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of lessee' or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the building and /or project of which the Leased Premises are a part.

11.02 Remedies for Lessees Default. Upon the occurrence of any event of default set forth in this Lease. Lessor shall have the option to pursue any one or more of the remedies set forth herein (to the extent they are in accordance with Colorado law) without any notice or demand. (1) Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and all or any party of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditure made by it in order to relet the Leased Premises including, but not limited to remodeling and repair costs. (2) Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise. (3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the LEASED PREMISES to Lessor and if Lessee fails to surrender the LEASED PREMISES, Lessor may, without prejudice to any other remedy which it any have for possession of arrearages in rent, enter upon and take possession of the LEASED PREMISES, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who; may be occupying all or any part of the LEASED PREMISES without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the upon satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type of character, or waived any base rent, and Lesee fails to take possession of the Leased Premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions including any waived base rent, shall be cancelled and the amount of the base rent or other rent concessions shall be due and payable immediately as is no rent concessions or waiver of any base rent had ever been granted.

       A rent concession or waiver of the base rent shall nor relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other actor omission of Lessor shall be construed as a termination of this lease.

                                   ARTICLE 12
                                   RELOCATION
                               Deleted in original

                                   ARTICLE 13
                                   DEFINITIONS
                                   -----------

13.0   Definition

       13.01 Abandon. "Abandon" means the vacating of all or a substantial portion of the LEASED PREMISES by Lessee, whether of not Lessee is in default of the rental payments due under this Lease.

       13.02 Act of God or Force Majeur. An "act of God " or "force majeur" is defined for purposes of this Lease as strikes, lockouts sitdowns, material or labor restrictions by any governmental authority, unusual transportation delay, riots floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable wholly or in part , to prevent or overcome.

       13.03 Building or Project. "Building or Project" as used in this Lease means the building and /or project described in Section 1.02 including the LEASED PREMISES and the land upon which the building or project is situated.

       13.04 Commencement Date. Completion Date shall be the date on which the improvements erected and to be erected upon the LEASED PREMISES shall have been completed in accordance with the plans and specification described in Article 6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

       13.05 Completion Date. "Completion date" shall be the date on which the improvements erected and to be erected upon the Leased Premises shall have been completed in accordance with the plans and specification described in Article 6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in Section 1.03. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction. Lessee shall deliver the Lessor a letter accepting the Leased Premises as suitable for the purposes for which they are let, and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Lessee has executed such letter of acceptance, taking possession of the Leased Premises by Lessee shall be deemed to establish conclusively that the improvements have been competed in accordance with the plans and specification, are suitable for the purposes for which the Leased Premises are let and that the Leased Premises are in good and satisfactory condition as to the date possession was so taken by Lessee, except for latent defaults if any.

       13.06 Square Feet. "Square Feet" as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total building area.

                                   ARTICLE 14

                                  MISCELLANEOUS
                                  -------------

       14     Miscellaneous

       14.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but the Lessor shall have the right to declare the default at any item and take such action as is lawful or authorized under this one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver if any rent f damaged according to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants in this Lease.

       14.02 Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant of obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.

       14.03 Attorney's Fees. In the event Lessee defaults in the performance of any of the terms covenants. Agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent die or to become due, or recovery of the possession of the Leased Premises. Lessee agrees to pay Lessor's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

       14.04 Successors. This Lease shall be binding upon and inure to the benefit of the Lessor and Lessee and their respective heirs, personal representative, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the LEASED PREMISES cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the LEASED PREMISES.

       14.05 Rent Tax. If applicable in the jurisdiction where the LEASED PREMISES are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent. Additional rent, operating expenses or other charges upon which the tax is based as set forth above.

       14.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of any section.

       14.07 Notice. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in Section
              1.05. All payments required to be made by Lessor to Lessee shall be payable to the Lessee at the address set forth in Section1.05 or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective address set forth in
              Section 1.05

       14.08 Submission of Lease. Submission of Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

       14.09 Corporate Authority. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the LEASED PREMISES are located, that the corporation has full right and authority to enter into this Lease and that each person signing in behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

       14.10 Severability. In any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       14.11 Lessor's Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor such judgment shall be satisfied only out of the right, title and interest of Lessor in the building as the same may them be encumbered and neither Lessor not any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution agents any property of Lessor other than its interest in the building as herein expressly provided.

       14.12 Indemnity. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee. If the Building is, at the execution hereof or at any time during the term hereof, subject to a mortgage or deed of trust, the Lessee agrees to give the holder thereof (the "Note Holder") written notice of each and every alleged default within ten (10) days after the time for cure thereof allotted to the Lessor under the forging subparagraph or within such longer period as may be reasonably necessary if such default cannot be cured within such (10) days. The Tenant understands that the Note Holder shall have the right but not the obligation or duty to cure any such default by the Lessor.

       14.13 Hazardous Waste. Lessee shall not bring or allow any of its agents. Employees, contractors or invitees to bring, onto or about the Leased Premises or the Building, any Hazardous Materials. For purposes of this Lease, the term "Hazardous Materials" shall mean any one or more of the following: (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance, as defined by the Comprehensive Environmental Response. Compensation and Liability Act 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time and regulations promulgated thereunder' (c) any other substance, in a quantity which, by, any governmental rules, statutes or regulations, requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

       Each party herein shall immediately advise the other in writing, in the event such party becomes aware that there is located in or about the Leased Premises or the Building, or that such party or there lessee or any other person intends or may bring onto or about the Leased Premises or the Building any Hazardous Materials without being in full compliance of all governmental rules and regulations regarding Hazardously Materials. Each party herein shall save, hold harmless and indemnify the other form all claims, suits, and liabilities which may be brought as a result of the use, storage or transportation of any Hazardous Materials in our about the Leased Premises or the Building by such party, its agents. contractors or invitees.

                                   ARTICLE 15

                     AMMENDMENT AND LIMITATION OF WARRANTIES
                     ---------------------------------------

15.0 Entire Agreement. IT IS EXTRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERNCES TO WRITTEN EXTRINSIC DOCUMENTS. is THE ENTIRE AGREEMENT OF THE PARTIES;

       THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS. AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS, IS NOT INCORPERATED IN WRITING IN THIS LEASE.

15.02 Amendment. THIS LEASE MAY NOT BE ALTERED. WAIVED AMENDED OR EXTEDNED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

15.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHTABILITY, HABITABILITY, FITNSS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THIS EXPRESSLY SET FORTH IN THIS LEASE.

                                   ARTICLE 16

                                OTHER PROVISIONS
                                ----------------

16.0   Other Provisions

       Lessor's Contribution Towards Lessee's improvements. If, during the first twelve (12) months of the term of the lease. Lessee recarpets and repairs the office portion of the Leased premises when upon the satisfactory completion of the work and receipt by Lessor of copies of invoices for this work that have been paid by Lessee. The Lessor shall reimburse the Lessee for the cost of the work to recarpet and repaint the Leased Premises up to a maximum contribution of Lessor of Three Thousand Five hundred and 00/100 Dollars (3,500.00). This reimbursement by Lessor shall be in the form of a credit against the next months Base Rent due from Lessee

       If within the first twelve (12) months of the Lease, Lessee desires to make alterations to the Premises in accordance with Section 6.02 of this Lease, and these alterations require the purchase and installation of a new HVAC rooftop unit and receipt by Lessor of copies of invoices for this work that have been paid by Lessee, the Lessor shall reimburse the Lessee an amount equal to seventy percent (70%)of the cost of the HVAC rooftop unit up to a maximum contribution of Lessor of Four Thousand Five Hundred and 00/100 dollars (4,500,00). This reimbursement by Lessor shall be in the form of a credit against the next months' Base Rent due from Lessee.

                                   ARTICLE 17
                                   ----------

                                   SIGNATURES
                                   ----------

17.0   Signatures


LESSOR:                                    LESSEE:
COMMERCE SQUARE ASSOCIATES L.L.C.          I.E.S. ELECTRONICS INDUSTRIES U.S.A.,
A Colorado Limited liability Company       INC., a Delaware corporation

By:                                        By:
   --------------------------------------     ----------------------------------
Name:                                      Name:  David Spitz
Title: Manager                             Title: President and CEO
Date: 09/27/97                             Date:  09/26/97

                        EXHIBIT A - Rules and Regulations

                              RULES AND REFULATIONS

1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Lessee shall not change locks or install additional locks in doors without prior written consent of Lessor. Lessee shall not make or cause to be made duplicates of keys procured from Lessor without prior approval of Lessor. All keys to Leased Premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technician rendering any services on or to the LEASED PREMISES for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall comply with
       Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises or project, including installation of telephones. Telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Leased Premises or project

3. Lessee shall not at any time occupy any part of the OP or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate in the Leased Premises or in any part of the building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or nay flammable explosive or hazardous material without written consent.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl or other animals shall be brought in or about the Leased Premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee to other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

8. None of the Parking, plaza recreation or lawn area, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other that those for which they were constructed, and any damage resulting to them from noise or by the defacing or injury of any party of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only on those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five (5) days after taking possession of the Leased Premises and shall notify Lessor of any changes within five (5) days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at the Lessee's expense.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rule and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations or removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessee's right to possession of its Leased Premises. Vehicles must be parked entirely within the stall lines and all of its directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibly of damage to vehicles or persons is assumed by the owner of the vehicle or its driver

14. Movement on or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or or materials which requires use of elevators or stairways, or movement throughout the building entrances or lobby shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangements will include determination by Lessor of time, method, prohibit any article, equipment or any other item from being brought into the building Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort of duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the Leased Premises without written approval of the Lessor. The use of cement or other similar adhesive materials in not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18. Lessor serves the right to exclude from the building or project between the hour of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the building or project security personnel and who do not present a pass to the building signed by the Lessee. Each Lessee shall be responsible for all persons for whom he supplied a pass.

19. It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessee's. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the LEASED PREMISES and for the preservation of good order therein.

                 Exhibit B - Description of the Leased Premises

                       DESCRIPTION OF THE LEASED PREMISES

                          Suite 110 - 5,700 square feet

                             8250 Park Meadows Drive
                            Lone Tree, Colorado 80124

                             (Graphic image omitted)

                             Exhibit C - Work Letter

                                   WORK LETTER

       The Exhibit C is dated September 24, 1997 between COMMERCE SQUARE ASSOCIATES L.L.C., a Colorado limited liability company ("Landlord") and I.E.S. ELECTRONICS INDUSTRIES U.S.A. INC., a Delaware corporation ("Tenant").

       1. This Exhibit C is attached to and forms a part of that certain commercial lease agreement dated September 24, 1997, (the "Office Lease") pursuant to which Landlord has leased to Tenant office space in the building located t 8250 Park Meadows Drive, Lone Tree, Colorado 80124 (the "Building").

       2. Tenant agrees to accept the Premises in its current "as is" condition.

       This Exhibit C is executed by Landlord and Tenant below:

LANDLORD:                                  TENANT:
COMMERCE SQUARE ASSOCIATES L.L.C.          I.E.S. ELECTRONICS INDUSTRIES U.S.A.,
A Colorado Limited liability Company       INC., a Delaware corporation

By:                                        By:
   --------------------------------------     ----------------------------------
Name:                                      Name:  David Spitz
Title: Manager                             Title: President and CEO
Date: 09/27/97                             Date:  09/26/97


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


                        Exhibit D - Agreement for Signage

                              AGREEMENT FOR SIGNAGE

       THIS AGREEMENT FOR SIGNAGE is dated this 24th day of September, 1997 between COMMERCE SQUARE ASSOICATES L.L.C. a Colorado limited liability company, (the "Landlord") and I.E.S. ELECTRONIC INDUSTIRES U.S.A., INC., a Delaware corporation (the "Tenant")

                               W I T N E S S E T H

       A. By Commercial lease agreement dated September 24, 1997, Landlord leased to Tenant certain space located at 8250 park Meadows Drive, Lone Tree, Colorado 80124.

       B. Landlord is willing to provide signage to Tenant pursuant to the terms and conditions contained herein.

                  NOW, THEREFORE, the parties agree as follows:

       1. Building standard identification showing the Tenant's name and suite number will be displayed on the entry door. This building standard identification will be provided by the Landlord at the Landlord's expense upon written request by the Tenant. Any additional suite and/or building signs will be at Tenant's expense and will be consistent with existing building signage and will require the prior written approval of Landlord which will not be unreasonably withheld.

       2. Default. Tenant shall be in default under this Agreement upon the occurrence of any of the following events:

       2.1 Tenant is in default for any reason pursuant to the terms and conditions of the Commercial Lease Agreement



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

       3. Remedies. Upon the occurrence of ay event of default, Landlord shall be entitled to declare this Agreement terminated, to terminate the rights of Tenant to utilize the signage, and seek whatever damages Landlord may deem reasonable and proper including, without limitation, its fees and expenses (including attorney's fees) incurred in pursing such action.

       IN WITNESS WHEREOF, the Landlord and Tenant have executed this statement on the date above written.

LANDLORD:                                  TENANT:
COMMERCE SQUARE ASSOCIATES L.L.C.          I.E.S. ELECTRONICS INDUSTRIES U.S.A.,
A Colorado Limited liability Company       INC., a Delaware corporation

By:                                        By:
   --------------------------------------     ----------------------------------
Name:                                      Name:  David Spitz
Title: Manager                             Title: President and CEO
Date: 09/27/97                             Date:  09/26/97

                        Exhibit E - Agreement for Parking

                              AGREEMENT FOR PARKING

       This AGREEMTN FOR PARKING is dated this 24th day of September, 1997 between COMMERCE SQUARE ASSOCIATES L.L.C., a Colorado limited liability company, ("Landlord') and I.E.S. ELECTRONICS INDUSTRIES U.S.A. INC., a Delaware corporation ("Tenant").

                               W I T N E S S E T H

       A. By commercial lease agreement dated September 24th 1997, Landlord, leased to Tenant certain office building space located at 8250 Park Meadows Drive, Lone Tree, Colorado 80124 (the "Building").

       B. Appurtenant to the Building are uncovered parking spaces. Tenant desires to lease from Landlord parking spaces in said areas.

       C. Landlord is willing to let certain parking spaces to Tenant pursuant to the terms and conditions contained herein.

              NOW, THEREFORE, the parties agree as follows:

              1. Lease of Parking Spaces. Landlord herby leases to Tenant eleven
       (11) parking spaces located in the parking area adjacent to and around the building. Said Lease shall be for a period concurrent with the term of the Lease.

              2. Nonexclusive. This Lease creates a license to utilize the parking spaces above-referenced. It is not a Lease of specific parking spaces and no parking spaces shall be reserved for the use of the Tenant.

              3. Operation of Parking Spaces. Tenant agrees to comply with all rules and regulations imposed by Landlord for the operation, utilization and maintenance of the parking spaces. Tenant shall not undertake any activity, which will increase Landlord's insurance or create a disturbance or waste to the parking spaces. Landlord shall have the right, at any time and from time to time by written notice to Tenant, to designate specific parking spaces for use by Tenant, its agents, employees and invitees, in which case Tenant shall use, and shall require its agents, employees and invites, in which case Tenant shall use, and shall require its agents, employees and invites to use only such spaces.

              4. Default. Tenant shall be in default under this Agreement upon the occurrence of any of the following events:

              4.1 Failure to pay the rental described herein when due

              4.2 Tenant in its default for any reason pursuant to the terms and conditions of the Office Lease.

              5. Remedies. Upon the occurrence of an event of default, Landlord shall be entitled to declare this Agreement terminated, to terminate the rights of Tenant to utilize the parking spaces, and seek whatever damages Landlord may deem reasonable and proper including, without limitation, its fees and expenses (including attorney's fees) incurred in pursuing such action.

              IN WITNESS WHEREOF, the Landlord and Tenant have executed this statement on the date above written.

LANDLORD:                                  TENANT:
COMMERCE SQUARE ASSOCIATES L.L.C.          I.E.S. ELECTRONICS INDUSTRIES U.S.A.,
A Colorado Limited liability Company       INC., a Delaware corporation

By:                                        By:
   --------------------------------------     ----------------------------------
Name:                                      Name:  David Spitz
Title: Manager                             Title: President and CEO
Date: 09/27/97                             Date:  09/26/97

                         Exhibit F - Commencement Letter

               COMMENCEMENT OF LEASE TERM AND ESTOPPEL CERTIFICATE

       THIS COMMENCEMENT OF LEASE TERM AND ESTOPPEL CERTIFICATE dated this 24th day of September, 1997, by and between COMMERCE SQUARE ASSOCIATES L.L.C., a Colorado limited liability company, ("Landlord"), whose address is 455 Sherman Street, suttee 140, Denver, Colorado 80203 and I.E.S. ELECTRONICS INDUSTIRES U.S.A. INC,. a Delaware corporation (the "Tenant") whose address is 8250 Park Meadows Drive, Suite 110, Lone Tree, Colorado 80124.

                               W I T N E S S E T H

       WHEREAS, the landlord and Tenant, entered into a commercial lease agreement dated September 24, 1997, (the Lease") which lease demised the Premises located at 8250 Park Meadows Drive, Lone Tree, Colorado 80124, described in Exhibit B to the Lease.

       WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties

       NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. The Lease Commencement Date is deemed and agreed to be October 1, 1997, and the Lease Termination Date is agreed and deemed to be September 30, 2000, unless sooner terminated, as provided therein.

       2. Tenant's first installment of Base Rent in the amount of Three Thousand Eight Hundred and 00/100 Dollars ($3,800.00) for the month of October, 1997 is due upon execution of the Lease.


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


       3. Tenant's first installment of Tenant's Pro Rate Share of Operating Expenses in the amount of One Thousand Four Hundred One and 25/100 Dollars ($1,401.25) for the month of October, 1997 is due upon execution of the Lease.

       4. Tenant Security Deposit of Three Thousand Eight Hundred and 00/100 Dollars ($3.800.00) is due upon execution of the Lease.

       5.  By  execution  hereof,   Tenant  acknowledges  and  agrees  that  all
improvements or work required of Landlord has been satisfactorily performed.

       6. Except as may be amended herein, all terms and conditions of the lease shall continue in full force and effect and are hereby republished and reaffirmed in their entirety.

       7. This Certificates shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

       IN WITNESS WHEREOF, the Landlord and Tenant have executed this statement on the date above written

LANDLORD:                                  TENANT:
COMMERCE SQUARE ASSOCIATES L.L.C.          I.E.S. ELECTRONICS INDUSTRIES U.S.A.,
A Colorado Limited liability Company       INC., a Delaware corporation

By:                                        By:
   --------------------------------------     ----------------------------------
Name:                                      Name:  David Spitz
Title: Manager                             Title: President and CEO
Date: 09/27/97                             Date:  09/26/97